Exhibit 99.3

Cleansing Materials Subject to FRE 408 Business Plan Update Cleansing Materials February [12], 2021 © Intelsat 2020 | Confidential & Proprietary 0

Cleansing Materials Subject to FRE 408 Disclaimer This confidential information (“Information”) is based on information provided by Intelsat S.A. and its affiliates (“Intelsat” or the “Company”). Information is being furnished on a confidential basis solely for use by the recipient in making its own evaluation of the Company and its business, assets, financial condition and prospects. This Information does not purport to contain all of the information that may be required or desired by a recipient to evaluate the Company. In all cases, interested parties should conduct their own independent investigation and analysis of the Company and its business, assets, financial condition and prospects. By accepting this Information, the recipient agrees (in addition to any obligations it may have under any confidentiality agreement) that neither it nor its agents, representatives, directors, officers, affiliates or employees will copy, reproduce or distribute to others this Information, in whole or in part, at any time without the prior written consent of the Company and that it will keep confidential all information contained herein not already in the public domain. The recipient should become familiar with this and other obligations to which the recipient is subject pursuant to any confidentiality agreement. Upon request, the recipient will promptly return all material received from the Company (including this Information) without retaining any copies thereof. The financial projections and other estimates contained herein are forward-looking statements with respect to the anticipated performance of the Company and its affiliates. For example, such forward-looking statements may include statements regarding the Company’s Chapter 11 proceedings; the effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations or business prospects while the Chapter 11 proceedings are pending; the Company’s ability to comply with orders of the U.S. Federal Communications Commission (the “FCC”), such as any orders associated with the C-band spectrum clearing. Such financial projections and estimates are related to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. In addition, such financial projections and estimates were not prepared with a view to public disclosure or compliance with published guidelines of the U.S. Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants or U.S. generally accepted accounting principles. Accordingly, although the Company’s management believes the financial projections and estimates contained herein represent a reasonable estimate of the Company’s projected financial condition and results of operations based on assumptions that the Company’s management believes to be reasonable at the time such estimates are made and at the time the related financial projections and estimates are delivered, there can be no assurance as to the reliability or correctness of such financial projections and estimates, nor should any assurances be inferred, and actual results may vary materially from those projected. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so. Neither the Company nor any of its affiliates, employees, representatives or advisors assumes any responsibility for, or makes any representation or warranty (express or implied) as to, the reasonableness, completeness, accuracy or reliability of the financial projections, estimates and other information contained herein, which speak only as of the date identified on the cover page of this presentation. The Company and its affiliates, employees, representatives and advisors expressly disclaim any and all liability based, in whole or in part, on such information, errors therein or omissions therefrom. Neither the Company nor any of its affiliates, employees, representatives or advisors intends to update or otherwise revise the financial projections, estimates and other information contained herein to reflect circumstances existing after the date identified on the cover page of this presentation to reflect the occurrence of future events even if any or all of the assumptions, judgments and estimates on which the information contained herein is based are shown to be in error. © Intelsat 2020 | Confidential & Proprietary 1

Cleansing Materials Subject to FRE 408 Table of Contents • Introduction • Executive Summary • Business Plan Forecast • C-band Clearing Initiative • Business Unit Detail – Media – Networks – Government – Mobility • Capital Expenditures © Intelsat 2020 | Confidential & Proprietary 2

Cleansing Materials Subject to FRE 408 Introduction to the Management Team © Intelsat 2020 | Confidential & Proprietary 3

Cleansing Materials Subject to FRE 408 Introduction to the Management Team Steve Spengler Chief Executive Officer • CEO since April 2015• Previously served as President and Chief Commercial Officer and EVP, Sales, Marketing and Strategy • Before Intelsat: Viasat, Scientific-Atlanta, and GTE • Education: BA, Dickinson College; MBA, Boston University David Tolley EVP & Chief Financial Officer • Joined Intelsat as CFO in June 2019 • Before Intelsat: OneWeb, Blackstone, Morgan Stanley • Education: BA, University of Michigan; MBA, Columbia Business School Michelle Bryan EVP, General Counsel, Chief Administrative Officer • In current role since March 2013• Previously SVP Human Resources and Corporate Services • Before Intelsat: Laidlaw International and U.S. Airways Group • Education: BA, University of Rochester; JD, Georgetown University Michael DeMarco EVP & Chief Services Officer • In current role since April 2015• Previously SVP Operations, SVP Marketing and Solutions Development, and VP of Media Services • Education: BS, Fairfield University; MBA, Fairfield University Samer Halawi EVP & Chief Commercial Officer • In current role since January 2018 • Before Intelsat: OneWeb, Thuraya Telecommunications, Inmarsat, Flag Telecom, ICO Global, Chrysler, and Ford • Education: BS, Lawrence Technological University; MBA, University of Michigan Bruno Fromont Chief Technology Officer • Current role since April 2015• Previously VP Solutions Development, VP Yield Management, Ground & Space Systems Engineering • Before Intelsat: Airbus Satellite, Thales • Education: MSc, Supelec Paris; MSEE, Institut Polytechnique; Executive Certificate from MIT Sloan School of Management © Intelsat 2020 | Confidential & Proprietary 4

Cleansing Materials Subject to FRE 408 Executive Summary © Intelsat 2020 | Confidential & Proprietary 5

Cleansing Materials Subject to FRE 408 Overview The satellite communications industry is experiencing a significant paradigm shift in both customer demand and the technologies deployed in order to service that demand State of the business: • Intelsat maintains a strong industry position with blue-chip Media and fixed and mobile Network operator customers; however, both the Media and Networks sectors are in secular decline • Consumer, business, and government users’ demand for always-on connectivity and IoT will drive dramatic long-term growth in Mobility, a sector where Intelsat leads in delivery of broadband services – though currently impacted by COVID-19 • The Government sector remains resilient and stable, and Intelsat maintains its strong share • Supply/demand economics are creating significant headwinds on current and future satellite service pricing (per MHz or per Mbps), most acutely experienced in Networks and Mobility Evolved service requirements: • Customers are looking for simpler, lower cost, end-to-end solutions; not just satellite capacity • This necessitates a business strategy shift to provision more vertically integrated managed services driven by higher expectations of the end-user experience © Intelsat 2020 | Confidential & Proprietary 6

Cleansing Materials Subject to FRE 408 Overview (cont’d) Intelsat is in a unique position to lead the transformation of the satellite industry Catalysts: • Intelsat’s U.S. C-Band relocation will allow for ~$4.9 billion of proceeds by early 2024 • Intelsat’s financial restructuring efforts will provide for a more flexible capital structure, allowing the company to utilize free cash flow to reinvest in the business vs. servicing debt • Intelsat has completed the acquisition of Gogo Commercial Aviation (“CA”), a market leading engine for growth; CA is expected to contribute 32% of total revenues by 2026 © Intelsat 2020 | Confidential & Proprietary 7

Cleansing Materials Subject to FRE 408 Business Trends and Intelsat Transformation From 2020 through 2026, the satellite communications sector will experience significant changes Current State Global fleet predominantly widebeam GEOs Majority of backlog and contracted customers in legacy transponder leasing business Yield changes predictable given global fleet and timing of contract expirations vs. new satellite launch schedules Future State Global diversified fleet with mix of GEOs (widebeam, HTS, software defined satellites (“SDS”), Small GEOs) Many customers shifting preference to “pay as you grow” service models vs. legacy multi-year lease commitments Yield declines intensify as HTS satellites continue to push unit capital cost of capacity down, and bring significant amount of capacity to market with less predictable end-user demand © Intelsat 2020 | Confidential & Proprietary 8

Cleansing Materials

Subject to FRE 408

Historical Performance

($ in millions)

INTELSAT

Intelsat has experienced revenue, gross margin and Adjusted EBITDA declines since 2015


Revenue & Gross Margin %
Revenue CAGR = (5%)
$2,500
$2,000
$1,500
$1,000
$500
$0
94%
92%
90%
88%
86%
84%
82%
$2,353
$2,188
$2,149
$2,061
$1,959
$1,793
92%
92%
92%
92%
88%
86%
FY15
FY16
FY17
FY18
FY19
FY20E
Note: Excludes ASC 606 Revenue & Gogo CA in FY20


AEBITDA & EBIT Trends
AEBITDA CAGR = (9%)
EBIT CAGR = (16%)
$2,400
$2,100
$1,800
$1,500
$1,200
$900
$600
$300
$-
$2,089
$1,231
$1,796
$1,019
$1,745
$1,021
$1,668
$946
$1,482
$736
$1,285
$520
FY15
FY16
FY17
FY18
FY19
FY20E
AEBITDA
EBIT

- Declining yield for most business units and geographies, as well as lower unit demand for Media
- Lower gross profit margins due to IS-29e failure (and resulting need to procure capacity from third parties), higher use of joint ventures to replace fully owned, capitalized satellite assets, and higher off network services in Government
- COVID-19 impacting Mobility in most recent fiscal year (Revenue and Bad Debt expense)
- Adjusted EBITDA in recent years *includes* approximately $200M of non-cash components, approximately $100M for customer prepayments (*i.e.*, deferred revenue) and $100M for ASC 606 treatment (*i.e.*, accounting revenue gross ups that net out of interest expense)

© Intelsat 2020 | Confidential & Proprietary

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Cleansing Materials Subject to FRE 408 Near Term Headwinds Due to secular headwinds and historically limited investment in the business, the Company faces major pressures to Revenue, Adjusted EBITDA, and Free Cash Flow in the near term, and has a need for reinvestment going forward Business Unit / Area Near Term Headwinds • Media will be challenged as a major customer contract ended without renewal at the end of 2020 in addition to absorbing impacts from compression and secular decline in demand for Media transponder services going forward. Backlog running Media off, some renewals, extremely limited new business • Networks continues to sustain YOY annual declines that have exceeded 10% since 2015 largely due to pricing declines Networks and limited availability of inventory in relatively attractive markets • Growing market, intense competition, IS-29e failure and COVID-19 have caused growth to stall (2020E revenues down Mobility 18% from 2019A) • Government remains a relatively predictable and stable source of high ROIC revenue but capacity constraints and Government competition will continue to pressure revenue and gross profit margins • Direct-to-end user relationships, usage-based revenues, managed services, and a larger services portfolio require a more Operating Model complex operating model that involves higher operating expenses © Intelsat 2020 | Confidential & Proprietary 10

Cleansing Materials

Subject to FRE 408

INTELSAT

Action Plan

Management's plan for sustainable growth focuses on the following key elements:

C-Band Clearing Participation	Integration of Gogo Commercial Aviation ("CA")	Growth of Flex Managed Services	Network Reinvestment
• 7 replacement satellites • $1.6B of costs $1.4B of reimbursement • Clearing proceeds of $4.9B to be paid in two installments	• >$700M in Revenue by 2026 (32% of total) • Transition of satellite capacity from third party providers to Intelsat network	• By 2026, >$200M of revenue (9% of total) including: • >$100M from FlexMaritime • Up to $100M from Land Mobility – FlexGround (Government) – FlexMove (Commercial)	• 8 new satellites by 2026 • $2.0B investment required (excluding C-Band) from mid-2021

© Intelsat 2020 | Confidential & Proprietary

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Cleansing Materials Subject to FRE 408 Business Plan Forecast © Intelsat 2020 | Confidential & Proprietary 12

Cleansing Materials Subject to FRE 408 Revenue, AEBITDA and EBIT EBIT margins are expected to decline significantly from historical levels driven by a pivot towards a lower margin, higher overhead managed services model (e.g., CA and Flex) P&L Summary 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2015-2020 2021-2026 (millions in USD) Act Act Act Act Act Prelim Budget BP BP BP BP BP CAGR CAGR Revenue A Media $ 882 $ 868 $ 910 $ 938 $ 883 $ 813 $ 704 $ 670 $ 609 $ 598 $ 587 $ 572 -2% -4% Networks 842 682 606 527 498 C 442 403 376 334 297 271 259 -12% -8% Mobility 214 218 245 271 272 238 470 551 715 876 917 957 2% B 15% Government 385 387 353 392 378 393 388 371 406 407 404 413 0% D 1% SRS 29 33 34 33 30 31 30 30 27 27 27 27 1% -2% Total Revenue 2,353 2,188 2,149 2,161 2,061 1,915 1,995 1,999 2,091 2,205 2,206 2,228 -4% 2% Less: Direct Costs (178) (177) (161) (170) (235) (272) (440) (445) (474) (495) (465) (415) 9% -1% Gross Profit 2,175 2,011 1,987 1,991 1,827 1,643 1,555 1,554 1,617 1,709 1,740 1,813 -5% 3% Operating Expenses (350) (396) (365) (362) (398) (502) (676) (669) (698) (751) (761) (785) 7% 3% Depreciation and Amortization (688) (695) (708) (688) (658) (657) (700) (664) (726) (713) (702) (684) -1% 0% Other Income / (Expense)1 (6) (2) 7 5 (34) 16 3 1 1 1 1 1 n/a -26% EBIT 1,131 919 921 946 736 500 182 222 193 246 277 344 -15% 14% EBIT as % of Revenue 48% 42% 43% 44% 36% 26% E 9% 11% 9% 11% 13% 15% Depreciation and Amortization 688 695 708 688 658 657 700 664 726 713 702 684 -1% 0% Addbacks 36 37 36 34 88 115 66 25 25 25 25 22 26% -20% Adjusted EBITDA (“AEBITDA”)2 1,855 1,651 1,665 1,668 1,482 1,272 948 911 944 984 1,004 1,051 -7% 2% AEBITDA as % of Revenue 79% 75% 77% 77% 72% 66% 48% 46% 45% 45% 46% 47% 1 Note that Other Income / Expense excludes Satellite Impairment of $4 billion in 2015 2 AEBITDA defined as EBITDA as adjusted to exclude or include certain unusual items, other operating expense items and certain other adjustments Commentary A • Declines in Media driven by limited growth in new channels, improved compression technologies, and secular pressure on linear programming B • Networks declines driven primarily by prevailing pressures on yield and limited additional available inventory next four years C • Gogo CA transaction closed on Dec 1, 2020; rapid growth in Mobility driven primarily by CA and FlexMaritime D • Growth in Government driven by managed services (FlexGround) and modest incremental capital investment, assumes status quo op-tempo E • EBIT margin recovery driven by vertical integration into and growth of CA and Flex managed services businesses, continued disciplined capital investment © Intelsat 2020 | Confidential & Proprietary 13

Cleansing Materials

Subject to FRE 408

INTELSAT

Unlevered Free Cash Flow

Unlevered FCF Summary

(millions in USD)	2015 Act	2016 Act	2017 Act	2018 Act	2019 Act	2020 Prelim	2021 Budget	2022 BP	2023 BP	2024 BP	2025 BP	2026 BP	2015-2020 CAGR	2021-2026 CAGR
AEBITDA	1,855	1,651	1,665	1,668	1,482	1,272	948	911	944	984	(A) 1,004	1,051	(B) -7%	2%
(-) ASC 606 Non-Cash Revenue	-	-	-	(101)	(102)	(104)	(95)	(91)	(98)	(103)	(108)	(105)	n/a	2%
(-) Deferred Revenue and Other (C)	34	(55)	(120)	(21)	(20)	(47)	(81)	(74)	(102)	(98)	(86)	(83)	n/a	0%
Cash AEBITDA	1,889	1,596	1,545	1,547	1,359	1,121	772	746	744	783	809	862	-10%	2%
Working Capital (D)	(69)	34	(148)	(58)	35	169	(92)	21	12	(13)	(1)	(14)	n/a	-32%
Cash Taxes and Other	(36)	(37)	(53)	(85)	(92)	(104)	(56)	(53)	(27)	(129)	(40)	(41)	23%	-6%
Unlevered Operating Cash Flow	1,783	1,593	1,343	1,404	1,302	1,186	624	715	729	642	769	807	-8%	5%
Capex														
Satellite (Ex. Cap Interest)	(571)	(531)	(293)	(128)	(103)	(119)	(210)	(277)	(231)	(267)	(137)	(56)	-27%	-23%
Terrestrial	(78)	(215)	(94)	(95)	(81)	(63)	(144)	(139)	(168)	(253)	(147)	(153)	-4%	1%
Total Capex	(649)	(746)	(387)	(223)	(183)	(182)	(353)	(416)	(399)	(520)	(284)	(208)	-22%	-10%
Other														
Restructuring Professional Fees	-	-	-	-	-	(129)	(166)	-	-	-	-	-	n/a	-100%
PIPs (E)	(17)	35	(14)	(17)	(45)	(48)	(31)	(3)	(25)	(25)	(23)	(20)	23%	-8%
JV / Investments	(56)	(29)	(85)	(72)	(37)	(F) (398)	(18)	(26)	11	41	(18)	(13)	48%	-6%
Total Other	(74)	6	(99)	(88)	(81)	(575)	(215)	(29)	(14)	16	(41)	(33)	51%	-31%
Unlevered Free Cash Flow (Before C-Band)	1,061	854	858	1,092	1,037	429	56	270	316	138	444	565	-17%	59%
C-Band Receipts														
Accelerated Relocation Payment	-	-	-	-	-	-	-	1,198	-	3,668	-	-	n/a	n/a
Cost Reimbursement	-	-	-	-	-	-	(G) 679	351	307	28	-	-	n/a	-100%
Total C-Band Receipts	-	-	-	-	-	-	679	1,549	307	3,695	-	-	n/a	-100%
C-Band Disbursements														
C-Band Opex	-	-	-	-	-	(55)	(141)	(80)	-	-	-	-	n/a	-100%
C-Band Clearing	-	-	-	-	-	(395)	(591)	(272)	(32)	-	-	-	n/a	-100%
Total C-Band Disbursements	-	-	-	-	-	(450)	(731)	(352)	(32)	-	-	-	n/a	-100%
Unlevered Free Cash Flow	1,061	854	858	1,092	1,037	(21)	4	1,467	591	3,833	444	565	n/a	172%

Commentary

- **A** Adjusted EBITDA forecasted to be in excess of $1 billion by 2025
- **B** Adjusted EBITDA CAGR forecasted to modestly increase ~2% through the forecast period based on managed services growth offsetting significant projected declines in Media and Networks
- **C** Deferred revenue forecasted to roll off given lower customer prepayments going forward
- **D** Working capital primarily consists of (i) A/R, (ii) A/P, (iii) CA inventory, and (iv) CA deferred lease proceeds
- **E** Performance-based contingent payments to satellite manufacturers
- **F** Includes purchase of Gogo CA in 2020, repayment of BlackSky note in 2024, Horizon 3 JV in all years
- **G** Includes risk adjustment on C-Band cost reimbursement

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Cleansing Materials Subject to FRE 408 C-band Clearing Initiative © Intelsat 2020 | Confidential & Proprietary 15

Cleansing Materials Subject to FRE 408 C-band: Summary positioned Intelsat has to been clear preparing in the designated for the C-band FCC timeframes Implementation for over two years and is well • We have assembled a world class team completely focused on the clearing initiative. Our internal team is comprised of senior leaders dedicated to the program; complemented by world class partners from the industry. • We are executing against a well documented implementation plan. The FCC’s Order is primarily based on our analysis, our plan, our timelines and our estimated costs. We designed the solution and have transitioned to implementation. • We are mitigating risk wherever possible. Key contractual commitments made ahead of the FCC final order – for both satellites and implementation contractors. Affiliate outreach and customer migration plans have been in progress for years. • We have our customers on board and execution underway. Customer migration plans were completed before the June 12th deadline. We have jointly worked with our customers to select the appropriate compression technology and design of their end-to-end distribution networks. © Intelsat 2020 | Confidential & Proprietary 16

Cleansing Materials Subject to FRE 408 C-band: Status of Contracted Activity 7 satellites under contract with 2 American manufacturers 4 launches contracted to deliver satellites to orbit by EOY 2023 Brewster Teleport agreement reached and infrastructure upgrades underway Andover Teleport ATP signed and detailed design underway 100 x 3.7M antennas being installed Thousands of filters purchased and in stock Services contracted with 2 U.S. firms Encoding and decoding equipment for all Milestone 1 customers already on order ~$1.3B committed to date of $1.6B expected cost © Intelsat 2020 | Confidential & Proprietary 17

Cleansing Materials Subject to FRE 408 Business Unit Detail © Intelsat 2020 | Confidential & Proprietary 18

Cleansing Materials Subject to FRE 408 Media Business Unit © Intelsat 2020 | Confidential & Proprietary 19

Cleansing Materials Subject to FRE 408 Media: Executive Summary Media improvement segment in is compression experiencing and secular customer declines cost as cutting a result of channel reduction driven by Business Overview • Intelsat has consistently placed within the top three media providers globally• While the Media segment is declining, it remains a stable business driven by: – 37 premium distribution neighborhoods, 30 DTH platforms, 300 media customers, 2B viewers worldwide Plan Outlook – Revenue decline of 6% CAGR over the period • Volume of demand decreasing primarily due to satellite consolidation and compression technology advancements – Pre-planned DTH consolidation, especially in Latin America • C-band relocation efforts will create volume and revenue compression; but contractual lock-in with major NA customers• Customers will continue to require satellite distribution for primary revenue streams for many years to come © Intelsat 2020 | Confidential & Proprietary 20

Cleansing Materials Subject to FRE 408 Media: Strategy Maximize Core Revenue • Exploit existing strengths, focusing on account and yield management -grow share of customer wallet• Continue to capitalize on the unique global hybrid media infrastructure –Intelsat is #1 in the world to transport international media content C-band Execution • Maintain our high-value core satellites and terrestrial networks and retain Tier 1 content and relationships with blue-chip media companies• Expeditiously clear 300MHz of U.S. C-band spectrum for delivery in 2021 and 2023 Opportunistic Growth • UHD adoption • Global managed hybrid media services • Explore and develop edge services © Intelsat 2020 | Confidential & Proprietary 21

Cleansing Materials Subject to FRE 408 Networks Business Unit © Intelsat 2020 | Confidential & Proprietary 22

Cleansing Materials Subject to FRE 408 Networks: Executive Summary Networks business model has been pressured by sharply declining yields Business Overview • Intelsat is the leading provider of satellite solutions to Tier 1 MNOs and Enterprises, serving 7 of the top 10 MNOs • Business has been impacted by a combination of price erosion driven by oversupply or excess capacity in certain markets, in addition to national insourcing by regional players• Service revenue has declined by over 10% for each of the past 5 years• Positioning for cellular backhaul market growth. MNOs are transitioning from 2G to 3G / 4G, and from 4G to 5G Plan Outlook – Slowing decline, -8% CAGR 2021 to 2026 • Wholesale model is running its course – local presence and network management are key for slowing the decline• Transitioning to volume growth and dramatically lower input costs with the launch of the new services delivered by next generation satellites• Satellite targeting a broader telco market integrated in a hybrid terrestrial solution © Intelsat 2020 | Confidential & Proprietary 23

Cleansing Materials Subject to FRE 408 Networks: Strategy and Future State Exploit existing position and high-quality customer base Past: Satellite Operator • Selling wholesale capacity on the satellite fleet• MNOs and integrators provide customer solutions• Limited visibility of applications, customer use cases and future requirements • Capacity becoming commoditized• Intelsat invisible to end-user Future: Communications Service Provider • Delivering an end-to-end SLA-based solution to enterprises and MNOs• Intelsat manages both space and ground infrastructure• Solutions adapt to fit customer applications• Intelsat increasing dialogue and relationships with end-customers Strategy: Value Chain Expansion and Opportunistic Initiatives • Deliver fully-managed services in key geographies• Simplify Enterprise offerings and expand distribution• Integrate with terrestrial through scaling hybrid applications• Build professional services capability for deeper value chain penetration• Opportunistically pursue certain NGSO alternatives © Intelsat 2020 | Confidential & Proprietary 24

Cleansing Materials Subject to FRE 408 Government Business Unit © Intelsat 2020 | Confidential & Proprietary 25

Cleansing Materials Subject to FRE 408 Government: Executive Summary Intelsat is the largest FSS supplier to the U.S. and International public sector Business Overview • Trusted partner of the U.S. Government with durable customer relationships and significant multi-year sole source contracts • Business is split between a majority of wholesale capacity contracts, managed end-to-end solutions, and emerging new managed services• Segment is highly dependent on defense spending and operational tempo of the U.S. defense and intelligence agencies Plan Outlook – Healthy 3% CAGR in gross profit over the period • Revenue is forecast to increase between 2020 and 2026 ($393 million and $413 million, respectively), driven by a robust backlog of legacy contracts with stable yield and growth in the FlexGround managed service • FlexGround (new managed service) relies on HTS capacity, making NextGen software defined network (“SDN”) satellite launches critical to the success of this service offering• Gross profit growth prioritized over revenue stability – Grooming low margin third party capacity by not re-bidding contracts that do not maximize returns for Intelsat – Migrate key third party capacity contracts to an on-net alternative by 2024 • Additional growth opportunities exist, particularly in hosted payload offerings, geospatial intelligence, and down the value chain © Intelsat 2020 | Confidential & Proprietary 26

Cleansing Materials Subject to FRE 408 Government: Strategy Execution 1 Invest… ...in HTS to drive increased on-net traffic through flexible turn-key managed services, building stickier portfolio 2 Grow… …revenues via Flex managed services; capture more value chain including migration of third party capacity on-net 3 Expand …into new markets, leveraging key assets for hosted payloads, integrated GEOINT offerings © Intelsat 2020 | Confidential & Proprietary 27

Cleansing Materials Subject to FRE 408 Mobility Business Unit © Intelsat 2020 | Confidential & Proprietary 28

Cleansing Materials
Subject to FRE 408

Mobility: Executive Summary

INTELSAT

Mobility expected to be the largest business unit of Intelsat by 2026, driven by growth in Commercial Aviation and FlexMaritime

Business Overview

- Intelsat delivers simple, seamless, secure broadband service across geographies to ships, planes, and land mobile assets
  - Leading aviation service provider; #1 Maritime wholesale broadband connectivity provider
  - Intelsat pioneered the satellite broadband mobility market, poised to return to double-digit growth
- Revenue significantly impacted by COVID-19, recovery expected to begin in 2021

Plan Outlook – Double Revenues by 2026

- Progressively transitioning to a managed service business model
- Addressable in-flight connectivity market is expected to increase dramatically, driven by airplane penetration, passenger take rates, new business models (*e.g.*, free wifi)
  - Intelsat market capture opportunities to be bolstered by Gogo CA acquisition
- Intelsat FlexMaritime managed service supported by deep channel coverage with key distributors and expansion within certain key verticals
- Though nascent, the land mobility managed service offering, FlexMove, is expected grow in a developing market
  - FlexMove launched in February 2020 and has been signing up solution partners to grow the business

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Cleansing Materials Subject to FRE 408 Mobility: CA Overview • Intelsat CA is the original pure-play / independent provider of in-flight connectivity to major airlines • We believe the company’s product and service are competitive in terms of quality and flexibility (airlines and third parties value the ability to segment and control relationships) • Following the partial loss of a significant customer, Intelsat CA has invested heavily in 2Ku technology and is continuing to invest in systems that can utilize multiple bands and orbits Serves 9 of the top 20 Global Airlines © Intelsat 2020 | Confidential & Proprietary 30

Cleansing Materials Subject to FRE 408 Intelsat CA Business Plan Business Plan 2021 2022 2023 2024 2025 2026 (millions in USD) BP BP BP BP BP BP Service Revenue $ 248 $ 316 $ 463 $ 607 $ 631 $ 658 (+) Equipment Revenue 22 42 53 61 52 54 270 358 516 668 683 713 Cost of Revenue (170) (193) (237) (201) (192) (197) (-) 3rd Party Capacity (5) 8 35 (28) (33) (3) (-) Equipment (12) (24) (33) (34) (25) (24) (187) (209) (236) (263) (250) (223) Gross Profit 83 149 280 405 433 489 GM % 33% 47% 61% 67% 69% 74% Operating Expenses (205) (212) (231) (267) (282) (294) Adjusted EBITDA (122) (63) 49 138 151 196 Working Capital (26) 4 (11) (3) 15 4 Capex $ (34) $ (61) $ (59) $ (84) $ (63) $ (64) © Intelsat 2020 | Confidential & Proprietary 31

Cleansing Materials

Subject to FRE 408

Mobility: Maritime Overview

INTELSAT

Superior performance from strategic partners, aligning the distribution approach

Vision
Be the leading provider of communications and services to focus segments. Multi-layered wholesale distribution strategy, underpinned by an innovative and disruptive managed connectivity offering

Value proposition
Customizable, simplified managed connectivity service that allows regional and global maritime solution partners to efficiently access and incorporate software defined high throughput satellite technology into new and existing service offerings

Customers
Merchant, superyacht & leisure, offshore supply vessels are focus segments

Business model
Differentiated, customized offers sold to solution partners purchased as managed Mbps per region

Critical gaps to close
Capacity availability in areas of high demand; CONUS coastal, Caribbean, Southern Atlantic and polar coverage. Cloud integration and automated, modular billing capabilities

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Cleansing Materials Subject to FRE 408 Capital Expenditures © Intelsat 2020 | Confidential & Proprietary 33

Cleansing Materials

Subject to FRE 408

Capex: Executive Summary

INTELSAT

Intelsat must significantly increase capital investment over the next several years to remain cost competitive and support projected traffic volumes

Deployment of cost competitive and differentiated assets

- Fleet age of over 9 years, requires latest technology replacement satellites during the forecast period to remain competitive
- NextGen fleet is necessary to executing long-term business plan as growth in managed services is predicated on software defined and HTS technologies
  - Commercial Aviation alone expected to require significant on-net capacity by 2026
  - Capacity is forecasted to grow dramatically by 2026
- Updates to network infrastructure include significant investment in terrestrial infrastructure to support NextGen SDN (*e.g.*, teleports, antennas, virtual hub equipment, etc.)

A disciplined investment approach

- Of 52 satellites in the fleet today, 29 reach end of life in the forecast period
- The Company is targeting an IRR of at least 12.5% for the NextGen program and the two NextGen SDS committed to date have a projected return above 15%

© Intelsat 2020 | Confidential & Proprietary

34

Cleansing Materials Subject to FRE 408 Capex: Disciplined Historical Investment Intelsat preserved short-term free cash flow by reducing capital expenditures from over $700M per year in 2015 and 2016 to $183M by 2019, while at the same time incurring higher interest expense from an increasingly challenged capital structure Capital Expenditures (millions in USD) $1,000 $750 $500 $250 $- FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 • Cost of legacy borrowing became an increasingly higher burden over the same time that revenue and Adjusted EBITDA were declining • Launched five satellites between 2017 and 2020, of which only three are fully owned by Intelsat © Intelsat 2020 | Confidential & Proprietary 35

Cleansing Materials *Subject to FRE 408*

Capital Plan: 2020–2026

Intelsat's capital plan includes three major initiatives that address the FCC mandate to clear C-band, growth market opportunities, and ordinary course capacity replacement

FCC Mandate	Growth Market Opportunities	Growth & Replacement of Existing Capacity
1 **C-band Clearance: $1.3B**	2 **NextGen SDN: $1.2B**	3 **Traditional Capacity: ~$300M**
• Satellites: 7 Galaxy satellites • Ground Assets: 2 new teleports, 23 antennas • FCC capex reimbursement estimated to be $1.2B – In addition to the above, the FCC will reimburse capitalized interest and customer-centric expenses	• Satellites: 4 software defined satellites • Ground Assets: 3-4 gateways per SDS progressively installed as traffic ramps-up	• Government satellite for growth • Replacement programs

Excluding C-Band, 8 new satellites for a total investment of $1.5B. Including CA, terrestrial and other capex is expected to add $0.5B for a total capital expenditure plan of $2.0B

Of this amount, as of December 31, 2020 only $415M has been committed

Note: For "FCC Mandate", from inception to completion. For all other categories, estimated from June 30, 2021 to December 31, 2026.

© Intelsat 2020 | Confidential & Proprietary
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Cleansing Materials Subject to FRE 408 Selected Tax Matters © Intelsat 2020 | Confidential & Proprietary 0

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations • Certain Intelsat entities are members of a Luxembourg tax unity (of which Intelsat Holdings S.A. is the parent) (the “Lux Tax Unity”). • The Lux Tax Unity has certain Luxembourg net operating losses (“Lux NOLs”) that can be used by any member of the Lux Tax Unity to offset taxable income in Luxembourg. © Intelsat 2020 | Confidential & Proprietary 1

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Lux Tax Estimates - Preservation of Lux Tax Unity • Based on ongoing analysis, and based on circumstances and certain future projections and estimates under Luxembourg GAAP (subject to review by Luxembourg statutory auditors) that are subject to change: – If the Lux Tax Unity is maintained and, as a result, Intelsat preserves access to the full amount of the existing Lux NOLs, Intelsat currently estimates that it would not expect to pay any cash taxes in Luxembourg through and including 2030, and would currently expect to have access to substantial Lux NOLs for the subsequent period. • The amount of Lux NOLs remaining for the subsequent period would depend significantly on whether, and how much, cancelation of indebtedness income (“CODI”) is recognized by Intelsat under Luxembourg law in connection with the implementation of any restructuring transaction. © Intelsat 2020 | Confidential & Proprietary 2

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Lux Tax Estimates - No Preservation of Lux Tax Unity – 2020 Exit • Based on ongoing analysis, and based on circumstances and certain future projections and estimates under Luxembourg GAAP (subject to review by Luxembourg statutory auditors) that are subject to change: – If the Lux Tax Unity is not preserved, and Intelsat Jackson Holdings S.A. (“Jackson”) and certain of its subsidiaries (including Intelsat Ventures S.a.r.l. (“Ventures”)) were to exit the Lux Tax Unity before the end of 2020, Intelsat currently estimates that Jackson and Ventures (together in a new Luxembourg tax unity) would not expect to pay any cash taxes in Luxembourg through and including 2030, and it would expect there to be substantial Lux NOLs remaining for the subsequent period. • The amount of Lux NOLs remaining for the subsequent period would depend significantly on (a) whether, and how much, CODI is recognized by Jackson; and (b) the tax treatment of certain “impairment” deductions at Jackson and Ventures. © Intelsat 2020 | Confidential & Proprietary 3

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Lux Tax Estimates - No Preservation of Lux Tax Unity – 2020 Exit – NOL Estimates – In the scenario that the Lux Tax Unity is not preserved and Jackson and Ventures exit the Lux Tax Unity in 2020 and do not rejoin the Lux Tax Unity before the beginning of 2021: • If no CODI is recognized, Intelsat currently estimates that the Lux Tax Unity would retain approximately $3.799 billion of Lux NOLs immediately after the implementation of any restructuring transaction.• If CODI is recognized, Intelsat currently estimates that the Lux Tax Unity would retain approximately $904 million of Lux NOLs immediately after the implementation of any restructuring transaction. © Intelsat 2020 | Confidential & Proprietary 4

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Lux Tax Estimates - No Preservation of Lux Tax Unity – 2021 Exit • Based on ongoing analysis, and based on circumstances and certain future projections and estimates under Luxembourg GAAP (subject to review by Luxembourg statutory auditors) that are subject to change: – If the Lux Tax Unity is not preserved, and Jackson and its subsidiaries exit the existing Lux Tax Unity in 2021, and access to the Lux NOLs is not preserved, then the amount of Luxembourg taxes that Intelsat estimates Jackson and its subsidiaries would pay will vary significantly depending on, among other things, whether, and how much, CODI is recognized by Jackson. • If no CODI is recognized, Intelsat currently estimates that no cash taxes would be payable through and including 2030, and that substantial Lux NOLs would remain for the subsequent period. Otherwise, Intelsat currently estimates that Jackson and its subsidiaries would, together in a new Luxembourg tax unity, pay approximately $100 to 200 million of Luxembourg taxes on a gross basis, and approximately $50 to 120 million on a net present value basis (utilizing an 8% discount rate), through and including 2030. © Intelsat 2020 | Confidential & Proprietary 5

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Lux Tax Estimates - No Preservation of Lux Tax Unity – 2021 Exit – NOL Estimates – In the scenario that the Lux Tax Unity is not preserved and Jackson and Ventures exit the Lux Tax Unity in 2021: • If no CODI is recognized, Intelsat currently estimates that the Lux Tax Unity would retain approximately $5.069 billion of Lux NOLs immediately after the implementation of any restructuring transaction.• If CODI is recognized, Intelsat currently estimates that the Lux Tax Unity would retain approximately $2.173 billion of Lux NOLs immediately after the implementation of any restructuring transaction. © Intelsat 2020 | Confidential & Proprietary 6

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Estimates and Assumptions • Tax modeling and projections are inherently uncertain and rely on, among other things, many critical assumptions, estimates, and projections. The following are certain, but not all, critical assumptions inherent in Intelsat’s current estimates. – In scenarios where Intelsat does recognize CODI from a Luxembourg perspective, the amount and location of CODI is largely a function of assumed total enterprise value. The current estimates are based on total enterprise values ranging from $10 to 10.8 billion. This estimate is solely for illustrative purposes and does not represent any view of Intelsat or any of its advisors of the appropriate valuation of Intelsat. – The current estimates assume an impairment deduction of approximately $3.035 billion for Jackson and Ventures collectively (and in certain scenarios assume that this deduction can be claimed in full by both Jackson and Ventures) will be recorded for Luxembourg GAAP purposes (and, therefore, may result in a tax deduction for Luxembourg tax purposes) at the end of 2020. The estimates further assume that this impairment deduction is not “reversed” as a result of a post-restructuring increase in the value of Intelsat’s assets. © Intelsat 2020 | Confidential & Proprietary 7

Cleansing Materials Subject to FRE 408 Selected Tax Matters Luxembourg Tax Considerations Estimates and Assumptions (cont’d) – The current estimates assume a bankruptcy emergence in June of 2021 and no sales of significant assets of the group (activity of the Luxembourg entities of Intelsat is maintained). – The current estimates assume all interest expense is deductible, and assumes total interest expense on third party indebtedness of $3.625 billion from 2020 to and including 2030. – The modelling projecting the situation until 2030 is based on the law currently in force and applicable as of Jan 1st 2020 and based on a combined CIT/MBT rate of 24.94% applicable for Luxembourg city to the Luxembourg entities of Intelsat. – Intelsat’s tax positions are subject to review and possible challenge by taxing authorities and to possible changes in law that may have a retroactive effect. © Intelsat 2020 | Confidential & Proprietary 8

Convertible Noteholders Ad Hoc Group January 28, 2021 Proposal

EQUITY	• 4.5% post-reorganized equity (subject to dilution by MIP)

WARRANTS

•   Warrant package valued at $50m (based on strike price at plan equity value of $3.75b and 30% vol), consisting of 5 year warrants for 5% of post-reorganized equity (subject to dilution by MIP), with standard Black Scholes dividend/distribution protection, including for any cash distributions made to Intelsat Jackson Holdings S.A. unsecured noteholders, in excess of the currently contemplated $500m pay down (the “Excess Cash”)

CASH	• $36m cash (ratable portion of Envision petition date cash, allocated to convert guaranty and Intelsat S.A. intercompany claim); plus • 4.5% of any Excess Cash distributions

•	All Ad Hoc Group proposals are contingent on company’s agreement to pay all fees and expenses incurred by the Ad Hoc Group.

Jackson Ad Hoc Group February 7, 2021 Proposal

Priming DIP Financing		• Refinanced in full at exit with new 1L debt (post-reorg debt assumed to be $7.125bn)

Existing Jackson Secured Debt		• Refinanced in full at exit with new 1L debt (post-reorg debt assumed to be $7.125bn), provided that Make-Whole settlement shall be on terms acceptable to Jackson Unsecured Notes
Existing Jackson Unsecured Debt	Cash Distribution	• $625mm
	Preferred Equity	• None
	Common Equity[1]	• 95.0%
Existing HoldCo Debt (ICF, Envision, Lux, Intelsat S.A.)	Cash Distribution	• Existing HoldCo’s cash, net of transaction costs / professional fees
	Common Equity	• 5.0%
	Warrants	• 8.0% warrants struck at Plan Equity Value[2] • 1.5% warrants struck at 50% above Plan Equity Value • 5-year term; Black-Scholes Protection
	CVR[3]	• 40% net of fees, taxes, and expenses

MIP		• [TBD]

Other

•   Allocation of HoldCo consideration (as set forth in this term sheet, the “Holdco Consideration”) to be determined amongst HoldCos and other Debtors in a manner that achieves a deal supported by Independent HoldCo Boards, without any further costs to Jackson or its subsidiaries

•   If, and to the extent that, the Debtors and the Independent HoldCo Boards agree to adjust the HoldCo Consideration allocation among the HoldCos in order to acquire support of the Paul Weiss Group, then the Debtors, the Independent HoldCo Boards and the Paul Weiss Group shall agree that, if a different allocation of the Holdco Consideration among the HoldCos is required (whether (a) required by court order, (b) required to get a 9019 settlement approved, or (c) otherwise agreed by the relevant parties

[1]	Prior to any exercise of warrants and subject to dilution of MIP
[2]	Illustrative Plan Value assumed equal to $10.75bn implying $3.625bn of Plan Equity Value
[3]	Based on C-Band Proceeds received in excess of Accelerated Relocation Payments

(including the Paul Weiss Group)), HoldCo Consideration shall be reallocated between the HoldCos as required, provided that in no event shall the aggregate amount of Holdco Consideration to be contributed by Jackson or its subsidiaries be increased

•   Assumes (a) court approval of 9019 settlement among Holdco Independent Directors; (b) maintenance of tax unity; (c) HoldCo guarantees (including the guarantees of the direct and indirect parent entities, including the tax unity parent entity) to be reinstated at [TBD%]; and (d) plan / 9019 settlement shall provide for: (i) broad plan / settlement injunction preventing interference with restructuring transactions (including in Luxembourg) and (ii) full mutual releases/injunction/no further litigation, which plan, for the avoidance of doubt, shall be in form and substance satisfactory to the JD / HL Ad Hoc Group

•   If any of the foregoing conditions are not met (eg, among other things, if 9019 settlement is not approved by court or tax unity is not maintained), then (a) no HoldCo Consideration shall be distributed and (b) the Jackson plan shall automatically toggle to a Jackson only plan, and Debtors shall exert their best efforts to obtain confirmation and consummation of such plan for Jackson and its subsidiaries, and which plan shall be in form and substance satisfactory to the JD / HL Ad Hoc Group

•   HoldCos to pay (a) 100% of HoldCo advisor professional fees and expenses and (b) 23% of fees and expenses of professionals retained to represent all Debtors

2